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                                                                     EXHIBIT 9

PROTECTIVE LIFE CORPORATION                                  [PROTECTIVE LOGO]
Post office Box 2606
Birmingham, Alabama 35202
205-879-9230
______________________________________
STEVE M. CALLAWAY
Senior Associate Counsel

Writer's Direct Number: (205) 868-3804
Facsimile Number: (205) 868-3597
Toll-Free Number: (800) 627-0220


                                     April 29, 1999



Protective Life Insurance Company
2801 Highway 280 South
Birmingham, Alabama 35223

Gentlemen:

     With respect to the Post-Effective Amendment No. 8 to the Form N-4 Registration Statement to be filed by Protective Life Insurance Company (the "Company") and Protective Variable Annuity Separate Account (the "Account") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, individual flexible premium deferred variable and fixed annuity contracts marketed as the Protective Variable Annuity (the "Contracts"), I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

     1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Tennessee and is duly authorized by the Department of Commerce and Insurance of the State of Tennessee to issue the Contracts.

     2. The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 53-3-501 of the Tennessee Code.

     3. To the extent so provided under the Contracts, that portion of the assets of the account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

     4. The Contracts, when issued as contemplated by the Form N-4 registration statement, will constitute legal, validly issued and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contracts and the Account.


                                          Very truly yours,


                                          /s/ STEVE M. CALLAWAY

                                          Steve M. Callaway
                                          Senior Associate Counsel


                PROTECTIVE LIFE INSURANCE COMPANY/PROTECTIVE LIFE AND
                             ANNUITY INSURANCE COMPANY
                    EMPIRE GENERAL LIFE ASSURANCE CORPORATION/
                    WISCONSIN NATIONAL LIFE INSURANCE COMPANY